Exhibit 9.1

                  Speedus Announces Third Quarter 2003 Results

    NEW YORK, Nov. 14 /PRNewswire-FirstCall/ -- Speedus Corp. (Nasdaq: SPDE) today announced a loss before depreciation and amortization of $8.6 million for the nine months ended September 30, 2003 compared to a loss before depreciation and amortization of $1.1 million for the nine months ended September 30, 2002. The net loss for the nine months ended September 30, 2003 was $9.3 million, or $0.56 per share on a fully diluted basis, compared to a loss of $6.2 million, or $0.34 per share on a fully diluted basis, for the nine months ended September 30, 2002.

    For the quarter ended September 30, 2003, the Company reported a loss before depreciation and amortization of $1.7 million compared to a gain of $0.4 million before depreciation and amortization for the quarter ended September 30, 2002. The net loss for the quarter ended September 30, 2003 was $2.0 million, or $0.12 per share on a fully diluted basis, compared to a gain of $0.3 million, or $0.01 per share on a fully diluted basis, for the quarter ended September 30, 2002.

    The results for these periods were primarily driven by decreases in investment income, net of a decrease in depreciation and amortization for the nine month periods. For the nine months ended September 30, 2003, investment income amounted to a loss of $4.9 million compared to a gain of $2.9 million for the nine months ended September 30, 2002. The nine month 2002 period included a non-cash charge of $3.6 million for property and equipment taken out of service. For the three months ended September 30, 2003, investment income amounted to a loss of $0.4 million compared to a gain of $1.9 million for the three months ended September 30, 2002.

    For the nine months ended September 30, 2003, total operating expenses, before depreciation and amortization, amounted to $4.6 million compared to $4.4 million for the nine months ended September 30, 2002. However, net of increases aggregating $1.3 million as a result of the inclusion of F&B Gudtfood and Zargis Medical operations since the dates of acquisition in May 2002 and February 2003, respectively, total operating expenses, before depreciation and amortization, decreased $1.1 million primarily as a result of the continuation of cost cutting measures and a decrease in legal expenses.

    During 2003 to date, the Company continued to invest in Zargis Medical. The Company made additional investments of $1.25 million and $2 million in February and July 2003, respectively, achieving a controlling interest in Zargis Medical in February. In May 2003, Zargis Medical submitted a PreMarket Notification, 510(k), application to the Food and Drug Administration, for clearance to market its Zargis Acoustic CardioScan (ZAC) System in the United States. Zargis was awarded a core patent by the United States Patent and Trademark Office in June 2003 for the technology utilized by the ZAC System. Zargis has applied for 6 additional U.S. patents. Zargis hopes to receive FDA clearance of the ZACS System by the end of 2003. If Zargis obtains required FDA approval by December 1, 2003 to begin marketing its medical device, the Company has agreed to invest an additional $2 million in Zargis.

    Additional information on Speedus Corp. and its services is available at www.speedus.com or by calling 718.567.4300.

    For additional information on Zargis Medical, please visit their website at www.zargis.com.

    For additional information on F&B Gudtfood, please visit their website at www.gudtfood.com.

    Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.

    These financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company's 2002 audited consolidated financial statements and notes thereto on Form 10-K and quarterly reports on Form 10-Q. Operating results for the quarter and nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.



                                  SPEEDUS CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                Three Months Ended        Nine Months Ended
                                   September 30,            September 30,
                                 2003         2002        2003         2002

    Revenues                   $174,033    $149,176     $548,107     $709,350

    Expenses:
      Selling, general and
       administrative         1,130,195   1,183,623    3,205,582    3,226,867
      Research and
       development              479,207     225,744    1,236,874      708,928
      Depreciation and
       amortization             273,196     180,363      748,809    5,104,892
      Cost of sales              36,038      49,080      163,819      467,441
      Total operating
       expenses               1,918,636   1,638,810    5,355,084    9,508,128

    Operating loss           (1,744,603) (1,489,634)  (4,806,977)  (8,798,778)

    Investment
     income/(loss)             (432,452)  1,857,127   (4,930,633)   2,876,999
    Equity in loss of
     associated company               0    (151,970)     (92,996)    (369,819)
    Minority interest           186,323      38,808      492,254       61,592

    Net earnings/(loss)     $(1,990,732)   $254,331  $(9,338,352) $(6,230,006)

    Per share:
    Basic earnings/(loss)
     per common share            $(0.12)      $0.01       $(0.56)      $(0.34)
    Weighted average common
     shares outstanding      16,280,506  17,752,106   16,593,356   18,242,130

    Diluted earnings/(loss)
     per common share            $(0.12)      $0.01       $(0.56)      $(0.34)
    Weighted average common
     shares outstanding      16,280,506  17,850,506   16,593,356   18,242,130


                                  SPEEDUS CORP.
                           CONSOLIDATED BALANCE SHEETS

                                               September 30,     December 31,
                                                    2003              2002
                                                 (unaudited)
           ASSETS
    Current assets:
      Cash and cash equivalents                  $23,097,199    $33,052,815
      Marketable securities                            7,940        879,194
      Due from broker                              8,113,073     11,728,880
      Accounts and other receivables                  42,500         40,099
      Prepaid expenses and other                      54,318         17,488
      Total current assets                        31,315,030     45,718,476
    Property and equipment, net of
     accumulated depreciation of
     $1,983,818 and $2,015,662                       565,204        819,714
    Other intangible assets, net of
     accumulated amortization of $852,171
     and $418,929                                  2,241,373      1,651,071
    Goodwill                                         890,356      1,760,106
    Other assets                                     221,584        235,208
      Total assets                               $35,233,547    $50,184,575

           LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                              $130,088       $228,144
      Accrued liabilities                          1,544,434      1,734,252
      Securities sold and not purchased           10,180,451     14,212,566
      Total current liabilities                   11,854,973     16,174,962

    Minority interest                              1,087,232      1,591,557

    Commitments and Contingencies                        ---            ---

    Stockholders' equity:
      Common stock ($.01 par value; 50,000,000
       shares authorized; 21,472,338
       and 21,384,838
       shares issued)                                214,723        213,848
      Preferred stock ($.01 par value;
       20,000,000 shares authorized):
         Series A Junior Participating
          ($.01 par value; 4,000 shares
          authorized; no shares issued
          and outstanding)                               ---            ---
      Additional paid-in-capital                  90,376,057     90,289,432
      Treasury stock (at cost;
       5,255,449 and 4,418,577 shares)            (5,247,640)    (4,371,778)
      Accumulated deficit                        (63,051,798)   (53,713,446)
      Stockholders' equity                        22,291,342     32,418,056
      Total liabilities and
       stockholders' equity                      $35,233,547    $50,184,575



SOURCE  Speedus Corp.
    -0-                             11/14/2003
    /CONTACT: Thomas M. Finn of Speedus Corp., +1-718-567-4398, tfinn@speedus.com/
    /Web site:  http://www.speedus.com/
    (SPDE)

CO:  Speedus Corp.
ST:  New York
IN:  TLS CPR FIN
SU:  ERN